CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our reports dated March 30, 2011 on Dreyfus Government Cash Management and Dreyfus Government Prime Cash Management for the fiscal year ended January 31, 2011 which are incorporated by reference in Post-Effective Amendment No. 43 to the Registration Statement (Form N-1A Nos. 2-89359 and 811-3964) of Dreyfus Government Cash Management Funds.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 24, 2011